As filed with the Securities and Exchange Commission on October 12, 2010

Registration No. 333-165200

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 11

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tower Automotive, LLC

to be converted as described herein to a corporation named

TOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3714	20-8879584
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification Number)

17672 Laurel Park Drive North, Suite 400E

Livonia, Michigan 48152

(248) 675-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Gouin

Chief Financial Officer

17672 Laurel Park Drive North, Suite 400E

Livonia, Michigan 48152

(248) 675-6000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Peter H. Ehrenberg, Esq. Michael J. Reinhardt, Esq. Lowenstein Sandler PC 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700	Joseph A. Hall, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 11 to the Registration Statement on Form S-1 (File No. 333-165200) is solely to file Exhibits 5.1 and 23.3. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13:	Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than the underwriting discount and commissions) expected to be incurred by the registrant while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts (other than the SEC registration fee and the FINRA filing fee) are estimates.

Registration fee	$8,712
FINRA filing fee	12,718
New York Stock Exchange listing fee	125,000
Legal fees and expenses	4,000,000
Accounting fees and expenses	700,000
Printing and engraving	550,000
Transfer agent fees	3,500
Miscellaneous	100,070

Total	$5,500,000

Item 14:	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits indemnification of the registrant’s officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

Article VII of the registrant’s bylaws provides that the registrant will indemnify its directors and officers to the fullest extent authorized by law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the registrant (or was serving at the registrant’s request as a director, officer employee or agent of another entity) will be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized by the registrant’s bylaws.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VII of the registrant’s certificate of incorporation provides that a director of the registrant will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

The underwriting agreement (Exhibit 1.1 hereto) contains provisions by which the underwriter has agreed to indemnify the registrant, each person, if any, who controls the registrant within the meaning of Section 15 of the Securities Act, each director of the registrant, and each officer of the registrant who signs this registration statement, with respect to information furnished in writing by or on behalf of the underwriters for use in the registration statement.

The indemnification agreement for our directors and officers (Exhibit 10.24 hereto) provides that the registrant shall indemnify the director or officer party to each such agreement to the fullest extent permitted by law against all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person, or on his or her behalf, in connection with any proceeding or any action, discovery, event, claim, issue or matter therein or related thereto, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Item 15:	Recent Sales of Unregistered Securities

Set forth below is information regarding all unregistered securities sold, issued or granted by us within the past three years.

Preferred Units

On August 1, 2007 the Company issued 10,000 preferred membership interests (“Preferred Units”) to funds and accounts associated with Cerberus Capital Management, L.P. (collectively, “Cerberus”) in respect of capital contributions made by Cerberus in the aggregate amount of $213,750,000.

The issuances and sales of our Preferred Units described above were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof promulgated thereunder because the transactions were by an issuer not involving a public offering.

Common Units, Management Incentive Units and Common Stock

Securities Act Section 4(2):

On August 1, 2007 the Company issued 8,500 common membership interests (“Common Units”) to Cerberus in respect of capital contributions made by Cerberus in the aggregate amount of $11.3 million.

In January 2008 the Company issued 1,500 management incentive interests (“MIP Units”) to Tower Automotive Management, LLC (“Tower Management”).

Tower Management sold 300 management incentive interests (“Management MIP Units”) to Mark Malcolm on January 2, 2008 for $150,000.

Tower Management sold 100 Management MIP Units to James Gouin on January 4, 2008 for $50,000.

Tower Management sold 175 Management MIP Units to Michael Rajkovic on January 2, 2008 for $87,500.

Tower Management sold 100 Management MIP Units to William Pumphrey on January 9, 2008 for $50,000.

Tower Management sold 100 Management MIP Units to Dr. Gyula Meleghy on January 8, 2008 for $50,000.

Tower Management sold 50 MIP Management MIP Units to William Cook on January 3, 2008 for $25,000.

Tower Management sold 50 Management MIP Units to Paul Radkoski on January 7, 2008 for $25,000.

Tower Management sold 50 Management MIP Units to Jeffrey Kersten on January 9, 2008 for $25,000.

Tower Management sold 300 Management MIP Units to Eagle Trust, LLC on December 19, 2007 for $150,000.

Tower Management sold 150 Management MIP Units to MGT4VALUE, LLC on December 17, 2007 for $75,000.

Tower Management sold 50 Management MIP Units to Rande Somma on January 16, 2008 for $25,000.

Tower Management sold 20 Management MIP Units to Thomas Hagan on December 20, 2007 for $10,000.

Tower Management sold 20 Management MIP Units to Timothy Crimmins on December 20, 2007 for $10,000.

On August 12, 2010, the Preferred Units, Common Units and MIP Units were converted into capital units. In connection with the notes offering described herein, Cerberus caused one of its affiliates to cancel $25 million aggregate principal amount of first lien term loans in exchange for an equity interest in the registrant. Such interest will represent an interest in the capital units held by Cerberus. In connection with the corporate conversion to occur immediately prior to consummation of this offering, each of the holders of capital units will contribute such units to Tower International Holdings, LLC, the registrant will convert from a limited liability company to a Delaware corporation and the registrant will issue shares of its common stock to Tower International Holdings, LLC. Immediately prior to the consummation of this offering, Tower International Holdings, LLC will own all of the registrant’s outstanding shares of common stock.

The issuances and sales of the registrant’s Common Units, MIP Units, Management MIP Units, capital units and common stock described above were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof promulgated thereunder because the transactions were by an issuer not involving a public offering.

Item 16:	Exhibits and Financial Statement Schedules

(a)	Exhibits

No.	Description
1.1**	Form of Underwriting Agreement

2.1**	Asset Purchase Agreement, dated as of May 1, 2007, by and among Tower Automotive, Inc., a debtor-in-possession and certain of its subsidiaries, and Tower Automotive, LLC f/k/a TA Acquisition Company, LLC

2.2**	Form of Contribution Agreement

3.1**	Form of Certificate of Incorporation of Tower International, Inc.

3.2**	Form of Bylaws of Tower International, Inc. (the Form of Bylaws filed as Exhibit 3.2 to Amendment No. 8 to this registration statement replaced the Form of Bylaws filed as Exhibit 3.2 to Amendment No. 4 to this registration statement)

4.1**	See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws of Tower International, Inc. defining the rights of holders of common stock of Tower International, Inc.

4.2**	Specimen Stock Certificate

4.3**	Form of Registration Rights Agreement between Tower International, Inc. and Tower International Holdings, LLC

4.4**	Indenture, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC and TA Holdings Finance, Inc., as issuers, the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent

5.1	Opinion of Lowenstein Sandler PC with respect to the validity of the securities offered (replaces the opinion filed as Exhibit 5.1 to Amendment No. 10 to this registration statement)

8.1**	Tax Opinion of Lowenstein Sandler PC with respect to certain U.S. tax matters

10.1**	Revolving Credit and Guaranty Agreement, dated as of July 31, 2007, by and among Tower Automotive Holdings USA, LLC, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2**	Amendment No. 1 to Revolving Credit and Guaranty Agreement, dated May 5, 2008, by and among Tower Automotive Holdings USA, LLC, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.3**	Amendment No. 2 to the Revolving Credit and Guaranty Agreement, dated as of August 4, 2010, among Tower Automotive Holdings USA, LLC, the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.4**	First Lien Term Loan and Guaranty Agreement, dated as of July 31, 2007, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders, named therein and JPMorgan Chase Bank, N.A., as Agent

10.5**	Amendment No 1 to First Lien Term Loan and Guaranty Agreement, dated as of December 24, 2007, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Agent

10.6**	Amendment No 2 to First Lien Term Loan and Guaranty Agreement, dated as of May 5, 2008, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Agent

10.7**	Waiver and Amendment No 3 to First Lien Term Loan and Guaranty Agreement, April 1, 2009, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Agent

10.8**

Amendment No. 4 to the First Lien Term Loan and Guaranty Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, Tower Automotive Holdings Europe B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A.

10.9**

Amended and Restated Intercreditor Agreement, dated as of August 24, 2010, among JPMorgan Chase Bank, N.A., as representative with respect to certain agreements identified therein, Wilmington Trust FSB, as representative with respect to the notes agreement identified therein, each additional representative from time to time party thereto, Tower Automotive Holdings USA, LLC, the other loan parties party thereto and Tower Automotive, LLC

10.10**

Term Intercreditor Agreement, dated as of August 24, 2010, among JPMorgan Chase Bank, N.A., as synthetic letter of credit facility agent, Wilmington Trust FSB, as notes collateral agent, each additional term agent from time to time party thereto, each grantor from time to time party thereto and Tower Automotive, LLC

10.11**	Amended and Restated ABL Security Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, the guarantors party thereto and JPMorgan Chase Bank, N.A., as agent

10.12**

Amended and Restated First Lien Term Loan Security Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, the guarantors party thereto and JPMorgan Chase Bank, N.A., as agent

10.13**

Notes Security Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, TA Holdings Finance, Inc., the subsidiary guarantors party thereto and Wilmington Trust FSB, as collateral agent

10.14	Intentionally omitted

10.15	Intentionally omitted

10.16	Intentionally omitted

10.17**	Employment Agreement with James Gouin (filed as Exhibit 10.25 to this registration statement as originally filed on March 4, 2010)

10.18**	Employment Agreement with Mark Malcolm (filed as Exhibit 10.26 to this registration statement as originally filed on March 4, 2010)

10.19**	Employment Agreement with Michael Rajkovic (filed as Exhibit 10.27 to this registration statement as originally filed on March 4, 2010)

10.20**	Employment Agreement with William Cook (filed as Exhibit 10.28 to this registration statement as originally filed on March 4, 2010)

10.21**	Employment Agreement with Gyula Meleghy (filed as Exhibit 10.29 to this registration statement as originally filed on March 4, 2010)

10.22**	Compensation Agreement with William Pumphrey (filed as Exhibit 10.30 to this registration statement as originally filed on March 4, 2010)

10.23**	Compensation Agreement with Paul Radkoski (filed as Exhibit 10.31 to this registration statement as originally filed on March 4, 2010)

10.24**

Form of Indemnification Agreement (the Form of Indemnification Agreement filed as Exhibit 10.24 to Amendment No. 8 to this registration statement replaced the Form of Indemnification Agreement filed as Exhibit 10.24 to Amendment No. 3 to this registration statement)

10.25**	Service Agreement with Rande Somma & Associates LLC (filed as Exhibit 10.33 to this registration statement as originally filed on March 4, 2010)

10.26**	Service Agreement with Larry Schwentor and MGT4VALUE LLC (filed as Exhibit 10.34 to this registration statement as originally filed on March 4, 2010)

10.27**	Second Amended and Restated Value Creation Plan of Tower Automotive, LLC

10.28**	Form of 2010 Equity Incentive Plan (replaces the Form of 2010 Equity Incentive Plan filed as Exhibit 10.28 to Amendment No. 4 to this registration statement)

10.29**	Form of Restricted Stock Award Agreement

10.30**	Form of Restricted Stock Unit Award Agreement

10.30.1**	Form of Restricted Stock Unit Award Agreement

10.31**	Form of Nonqualified Stock Option Grant Agreement

10.31.1**	Form of Nonqualified Stock Option Grant Agreement

10.32**	Form of Incentive Stock Option Grant Agreement

10.33**	Tower Management, LLC 2007 Management Incentive Plan

10.34**	Form of Award Letter, Tower Automotive, LLC Supplemental Value Creation Program

10.35**	Form of Award Letter, Tower Automotive, LLC 2010 Long-Term Incentive Program

10.36**	Form of Award Letter, Tower Automotive, LLC Special Incentive Program

10.37†**	Lease Agreement, dated as of April 10, 2002, by and among Module (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC (the Lease Agreement filed as Exhibit 10.37 to Amendment No. 2 to this registration statement replaced the Lease Agreement filed as Exhibit 10.37 to Amendment No. 1 to this registration statement)

10.38**	Amendment No. 1 to Lease Agreement, dated as of November 15, 2002, by and among Module (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.39†**	Amendment No. 2 to Lease Agreement, dated as of July 31, 2007, by and among Module (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.40†**	Lease Agreement, dated as of April 10, 2002, by and among Chassis (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC (the Lease Agreement filed as Exhibit 10.40 to Amendment No. 2 to this registration statement replaced the Lease Agreement filed as Exhibit 10.40 to Amendment No. 1 to this registration statement)

10.41**	Amendment No. 1 to Lease Agreement, dated as of October 9, 2002, by and among Chassis (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.42†**	Amendment No. 2 to Lease Agreement, dated as of July 31, 2007, by and among Chassis (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.43**	Unit Sale and Purchase Agreement of Mark Malcolm

10.44**	Unit Sale and Purchase Agreement of James Gouin

10.45**	Unit Sale and Purchase Agreement of Michael Rajkovic

10.46**	Unit Sale and Purchase Agreement of William Pumphrey

10.47**	Unit Sale and Purchase Agreement of Gyula Meleghy

10.48**	Unit Sale and Purchase Agreement of Rande Somma and Associates LLC

10.49**	Unit Sale and Purchase Agreement of MGT4VALUE LLC

10.50**	Letter Agreement Amendment to Employment Agreement, dated as of May 27, 2010, between Tower Automotive, LLC and Mark Malcolm.

10.51**	Letter Agreement Amendment to Employment Agreement, dated as of June 1, 2010, between Tower Automotive, LLC and Michael Rajkovic.

10.52**	Letter Agreement Amendment to Employment Agreement, dated as of June 1, 2010, between Tower Automotive, LLC and James Gouin.

10.53**	Form of Amendment to Form of Award Letter, Tower Automotive, LLC 2010 Long-Term Incentive Program

10.54**	Form of Award Letter, Tower Automotive, LLC Special Incentive Program

10.55**	Amendment to Service Agreement with Rande Somma & Associates LLC, dated September 29, 2010

21.1**	List of subsidiaries of Tower International, Inc.

23.1**	Consent of Deloitte and Touche LLP

23.2**	Consent of KPMG Cárdenas Dosal, S.C.

23.3	Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

23.4**	Consent of Lowenstein Sandler PC (included in Exhibit 8.1)

24.1**	Power of Attorney of Mark Malcolm, James Gouin, Jeffrey L. Kersten, Dev Kapadia, Larry Schwentor and Rande Somma

24.2**	Power of Attorney of Nicholas Chabraja

24.3**	Power of Attorney of Dennis Donovan

24.4**	Power of Attorney of James Chapman

24.5**	Power of Attorney of Jonathan Gallen

24.6**	Power of Attorney of Greg Powell

24.7**	Power of Attorney of Scott Wille

99.1**	Consent of Dennis Donovan

99.2**	Consent of James Chapman

99.3**	Consent of Jonathan Gallen

99.4**	Consent of Gregory Powell

99.5**	Consent of Scott Wille

**	Previously filed
†	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

(b)	Financial Statement Schedules:

Below is Schedule II, Schedule of Valuation and Qualifying Accounts. All other consolidated financial statement schedules are omitted because they are not applicable or the information is included in the consolidated financial statements or related notes.

SCHEDULE II

Valuation and Qualifying Accounts for the years ended December 31, 2009, 2008, and 2007 (in thousands)

Column A	Column B		Column C			Column D		Column E
			Additions
Description	Balance at Beginning of Year		Charged to Costs and Expenses	Charged to Other Accounts		Deductions		Balance at End of Year
Year Ended December 31, 2009
Allowance for doubtful accounts	$3,974		$930	$—		$(2,465	)(a)	$2,439
Deferred tax asset valuation allowance	170,093		19,496	(17,231)		—		172,358
Year Ended December 31, 2008
Allowance for doubtful accounts	4,890		3,124	—		(4,040	)(a)	3,974
Deferred tax asset valuation allowance	125,530		28,073	16,490	(c)	—		170,093
Successor–August 1, 2007 through December 31, 2007
Allowance for doubtful accounts	3,758		1,378	—		(246	)(a)	4,890
Deferred tax asset valuation allowance	85,799	(d)	39,731	—		—		125,530
Predecessor–January 1, 2007 through July 31, 2007
Allowance for doubtful accounts	4,750		899	—		(1,891	)(a)	3,758
Deferred tax asset valuation allowance	427,819		(17,424)	(370,783	)(b)	—		39,612

(a)	Write off of uncollectible accounts
(b)	Discharge of debt charged to Post Consummation Trust
(c)	Currency translation adjustment and other comprehensive income
(d)	Beginning balance does not tie to prior ending balance due to purchase accounting adjustments

Item 17:	Undertakings

(a) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 11 to the registrant’s registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Livonia and state of Michigan, on the 12th day of October, 2010.

TOWER AUTOMOTIVE, LLC

By:	/S/ JEFFREY L. KERSTEN
Name:	Jeffrey L. Kersten
Title:	Senior Vice President and Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 11 to the registrant’s registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK MALCOLM* Mark Malcolm	Chief Executive Officer and Director (Principal Executive Officer)	October 12, 2010

/S/ JAMES GOUIN* James Gouin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 12, 2010

/S/ JEFFREY L. KERSTEN Jeffrey L. Kersten	Senior Vice President and Corporate Controller (Principal Accounting Officer)	October 12, 2010

/S/ NICHOLAS CHABRAJA* Nicholas Chabraja	Director	October 12, 2010

/S/ JAMES CHAPMAN* James Chapman	Director	October 12, 2010

/S/ DENNIS DONOVAN* Dennis Donovan	Director	October 12, 2010

/S/ CHAN GALBATO* Chan Galbato	Director	October 12, 2010

/S/ JONATHAN GALLEN* Jonathan Gallen	Director	October 12, 2010

/S/ DEV KAPADIA* Dev Kapadia	Director	October 12, 2010

/S/ GREGORY POWELL* Gregory Powell	Director	October 12, 2010

/S/ LARRY SCHWENTOR* Larry Schwentor	Director	October 12, 2010

/S/ SCOTT WILLE* Scott Wille	Director	October 12, 2010

*By	/S/ JEFFREY L. KERSTEN
Jeffrey L. Kersten Attorney-in-Fact

EXHIBIT INDEX

No.	Description
1.1**	Form of Underwriting Agreement

2.1**	Asset Purchase Agreement, dated as of May 1, 2007, by and among Tower Automotive, Inc., a debtor-in-possession and certain of its subsidiaries, and Tower Automotive, LLC f/k/a TA Acquisition Company, LLC

2.2**	Form of Contribution Agreement

3.1**	Form of Certificate of Incorporation of Tower International, Inc.

3.2**	Form of Bylaws of Tower International, Inc. (the Form of Bylaws filed as Exhibit 3.2 to Amendment No. 8 to this registration statement replaced the Form of Bylaws filed as Exhibit 3.2 to Amendment No. 4 to this registration statement)

4.1**	See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws of Tower International, Inc. defining the rights of holders of common stock of Tower International, Inc.

4.2**	Specimen Stock Certificate

4.3**	Form of Registration Rights Agreement between Tower International, Inc. and Tower International Holdings, LLC

4.4**	Indenture, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC and TA Holdings Finance, Inc., as issuers, the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent

5.1	Opinion of Lowenstein Sandler PC with respect to the validity of the securities offered (replaces the opinion filed as Exhibit 5.1 to Amendment No. 10 to this registration statement)

8.1**	Tax Opinion of Lowenstein Sandler PC with respect to certain U.S. tax matters

10.1**	Revolving Credit and Guaranty Agreement, dated as of July 31, 2007, by and among Tower Automotive Holdings USA, LLC, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2**	Amendment No. 1 to Revolving Credit and Guaranty Agreement, dated May 5, 2008, by and among Tower Automotive Holdings USA, LLC, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.3**

Amendment No. 2 to the Revolving Credit and Guaranty Agreement, dated as of August 4, 2010, among Tower Automotive Holdings USA, LLC, the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.4**	First Lien Term Loan and Guaranty Agreement, dated as of July 31, 2007, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders, named therein and JPMorgan Chase Bank, N.A., as Agent

10.5**	Amendment No 1 to First Lien Term Loan and Guaranty Agreement, dated as of December 24, 2007, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Agent

10.6**	Amendment No 2 to First Lien Term Loan and Guaranty Agreement, dated as of May 5, 2008, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Agent

10.7**	Waiver and Amendment No 3 to First Lien Term Loan and Guaranty Agreement, April 1, 2009, by and among Tower Automotive Holdings USA, LLC, Tower Automotive Holding Europe B.V., the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as Agent

10.8**

Amendment No. 4 to the First Lien Term Loan and Guaranty Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, Tower Automotive Holdings Europe B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A.

10.9**

Amended and Restated Intercreditor Agreement, dated as of August 24, 2010, among JPMorgan Chase Bank, N.A., as representative with respect to certain agreements identified therein, Wilmington Trust FSB, as representative with respect to the notes agreement identified therein, each additional representative from time to time party thereto, Tower Automotive Holdings USA, LLC, the other loan parties party thereto and Tower Automotive, LLC

10.10**

Term Intercreditor Agreement, dated as of August 24, 2010, among JPMorgan Chase Bank, N.A., as synthetic letter of credit facility agent, Wilmington Trust FSB, as notes collateral agent, each additional term agent from time to time party thereto, each grantor from time to time party thereto and Tower Automotive, LLC

10.11**	Amended and Restated ABL Security Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, the guarantors party thereto and JPMorgan Chase Bank, N.A., as agent

10.12**

Amended and Restated First Lien Term Loan Security Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, the guarantors party thereto and JPMorgan Chase Bank, N.A., as agent

10.13**	Notes Security Agreement, dated as of August 24, 2010, among Tower Automotive Holdings USA, LLC, TA Holdings Finance, Inc., the subsidiary guarantors party thereto and Wilmington Trust FSB, as collateral agent

10.14	Intentionally omitted

10.15	Intentionally omitted

10.16	Intentionally omitted

10.17**	Employment Agreement with James Gouin (filed as Exhibit 10.25 to this registration statement as originally filed on March 4, 2010)

10.18**	Employment Agreement with Mark Malcolm (filed as Exhibit 10.26 to this registration statement as originally filed on March 4, 2010)

10.19**	Employment Agreement with Michael Rajkovic (filed as Exhibit 10.27 to this registration statement as originally filed on March 4, 2010)

10.20**	Employment Agreement with William Cook (filed as Exhibit 10.28 to this registration statement as originally filed on March 4, 2010)

10.21**	Employment Agreement with Gyula Meleghy (filed as Exhibit 10.29 to this registration statement as originally filed on March 4, 2010)

10.22**	Compensation Agreement with William Pumphrey (filed as Exhibit 10.30 to this registration statement as originally filed on March 4, 2010)

10.23**	Compensation Agreement with Paul Radkoski (filed as Exhibit 10.31 to this registration statement as originally filed on March 4, 2010)

10.24**

Form of Indemnification Agreement (the Form of Indemnification Agreement filed as Exhibit 10.24 to Amendment No. 8 to this registration statement replaced the Form of Indemnification Agreement filed as Exhibit 10.24 to Amendment No. 3 to this registration statement)

10.25**	Service Agreement with Rande Somma & Associates LLC (filed as Exhibit 10.33 to this registration statement as originally filed on March 4, 2010)

10.26**	Service Agreement with Larry Schwentor and MGT4VALUE LLC (filed as Exhibit 10.34 to this registration statement as originally filed on March 4, 2010)

10.27**	Second Amended and Restated Value Creation Plan of Tower Automotive, LLC

10.28**	Form of 2010 Equity Incentive Plan (replaces the Form of 2010 Equity Incentive Plan filed as Exhibit 10.28 to Amendment No. 4 to this registration statement)

10.29**	Form of Restricted Stock Award Agreement

10.30**	Form of Restricted Stock Unit Award Agreement

10.30.1**	Form of Restricted Stock Unit Award Agreement

10.31**	Form of Nonqualified Stock Option Grant Agreement

10.31.1**	Form of Nonqualified Stock Option Grant Agreement

10.32**	Form of Incentive Stock Option Grant Agreement

10.33**	Tower Management, LLC 2007 Management Incentive Plan

10.34**	Form of Award Letter, Tower Automotive, LLC Supplemental Value Creation Program

10.35**	Form of Award Letter, Tower Automotive, LLC 2010 Long-Term Incentive Program

10.36**	Form of Award Letter, Tower Automotive, LLC Special Incentive Program

10.37†**	Lease Agreement, dated as of April 10, 2002, by and among Module (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC (the Lease Agreement filed as Exhibit 10.37 to Amendment No. 2 to this registration statement replaced the Lease Agreement filed as Exhibit 10.37 to Amendment No. 1 to this registration statement)

10.38**	Amendment No. 1 to Lease Agreement, dated as of November 15, 2002, by and among Module (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.39†**	Amendment No. 2 to Lease Agreement, dated as of July 31, 2007, by and among Module (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.40†**	Lease Agreement, dated as of April 10, 2002, by and among Chassis (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC (the Lease Agreement filed as Exhibit 10.40 to Amendment No. 2 to this registration statement replaced the Lease Agreement filed as Exhibit 10.40 to Amendment No. 1 to this registration statement)

10.41**	Amendment No. 1 to Lease Agreement, dated as of October 9, 2002, by and among Chassis (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.42†**	Amendment No. 2 to Lease Agreement, dated as of July 31, 2007, by and among Chassis (DE) Limited Partnership, Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC

10.43**	Unit Sale and Purchase Agreement of Mark Malcolm

10.44**	Unit Sale and Purchase Agreement of James Gouin

10.45**	Unit Sale and Purchase Agreement of Michael Rajkovic

10.46**	Unit Sale and Purchase Agreement of William Pumphrey

10.47**	Unit Sale and Purchase Agreement of Gyula Meleghy

10.48**	Unit Sale and Purchase Agreement of Rande Somma and Associates LLC

10.49**	Unit Sale and Purchase Agreement of MGT4VALUE LLC

10.50**	Letter Agreement Amendment to Employment Agreement, dated as of May 27, 2010, between Tower Automotive, LLC and Mark Malcolm.

10.51**	Letter Agreement Amendment to Employment Agreement, dated as of June 1, 2010, between Tower Automotive, LLC and Michael Rajkovic.

10.52**	Letter Agreement Amendment to Employment Agreement, dated as of June 1, 2010, between Tower Automotive, LLC and James Gouin.

10.53**	Form of Amendment to Form of Award Letter, Tower Automotive, LLC 2010 Long-Term Incentive Program

10.54**	Form of Award Letter, Tower Automotive, LLC Special Incentive Program

10.55**	Amendment to Service Agreement with Rande Somma & Associates LLC, dated September 29, 2010

21.1**	List of subsidiaries of Tower International, Inc.

23.1**	Consent of Deloitte and Touche LLP

23.2**	Consent of KPMG Cárdenas Dosal, S.C.

23.3	Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

23.4**	Consent of Lowenstein Sandler PC (included in Exhibit 8.1)

24.1**	Power of Attorney of Mark Malcolm, James Gouin, Jeffrey L. Kersten, Dev Kapadia, Larry Schwentor and Rande Somma

24.2**	Power of Attorney of Nicholas Chabraja

24.3**	Power of Attorney of Dennis Donovan

24.4**	Power of Attorney of James Chapman

24.5**	Power of Attorney of Jonathan Gallen

24.6**	Power of Attorney of Greg Powell

24.7**	Power of Attorney of Scott Wille

99.1**	Consent of Dennis Donovan

99.2**	Consent of James Chapman

99.3**	Consent of Jonathan Gallen

99.4**	Consent of Gregory Powell

99.5**	Consent of Scott Wille

**	Previously filed
†	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.